                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

      PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ X ]  Preliminary Proxy Statement
[   ]  Confidential, for use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Under Rule 14a-12

                              NEMATRON CORPORATION
                              --------------------
                (Name of Registrant as Specified in its Charter)

      --------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):
[    ]   No fee required


[    ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11


         (1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------

         (2)      Aggregate number of securities to which transaction applies:

                  --------------------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


         (4)      Proposed maximum aggregate value of transaction
                  $12,610,428 (total debt being assumed)
                  --------------------------------------------------------------

         (5)      Total fee paid:
                  $1,020.18
                  --------------------------------------------------------------




[ X ] Fee paid previously with preliminary materials


[   ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


         (1)      Amount Previously Paid:
                  $1,020.18
                  --------------------------------------------------------------

         (2)      Form, Schedule or Registration Statement No.
                  Preliminary Schedule 14A
                  --------------------------------------------------------------

         (3)      Filing Party:
                  Nematron Corporation
                  --------------------------------------------------------------

         (4)      Date Filed:  October 20, 2003
                  --------------------------------------------------------------

                              NEMATRON CORPORATION
                              5840 INTERFACE DRIVE
                            ANN ARBOR, MICHIGAN 48103


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ___________________



To Our Shareholders:


         Notice is hereby given that the Annual Meeting of Shareholders of Nematron Corporation (the "Company") will be held at the Company's main offices, 5840 Interface Drive, Ann Arbor, Michigan 48103 on __________________ at 10:00 a.m., local time, for the following purposes:

         1. To approve a proposal to sell substantially all of the Company's assets and liabilities to a purchaser whose owners will be the Company's senior and subordinated debt holders;


         2. To approve the purchase of 5,248,257 shares of the Company's common stock by Dorman Industries, LLC;

         3. To approve a five to one reverse stock split with respect to the Company's Common Stock and an amendment to the Company's Amended and Restated Articles of Incorporation ("Articles") to effect the reverse stock split;

         4. To amend the Company's Articles to change the Company's name to Sandston Corporation;

         5. If Proposals 1 and 2 are approved, to elect Daniel J. Dorman and Lawrence De Fiore to the Company's Board of Directors, and if Proposals 1 and 2 are not approved, to elect Ronald C. Causley and Stephen E. Globus as directors of the Company; and

         6. To vote upon such other matters as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.


         Only shareholders of record at the close of business on __________, are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.


         You are invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed postage-paid envelope. The proxy is revocable and will not affect your right to vote in person if you attend the Annual Meeting.

                                 By Order of the Board of Directors,


                                 John H. Dunlap
                                 Corporate Secretary
                                 Ann Arbor, Michigan
                                 -------------------


--------------------------------------------------------------------------------
THE VOTE OF EVERY SHAREHOLDER IS IMPORTANT, AND YOUR COOPERATION IN PROMPTLY RETURNING YOUR MARKED, DATED AND SIGNED PROXY WILL BE APPRECIATED. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. YOUR PROXY WILL, HOWEVER, HELP TO ASSURE A QUORUM AND AVOID ADDITIONAL PROXY SOLICITATION COSTS.

                              NEMATRON CORPORATION
                              5840 INTERFACE DRIVE
                            ANN ARBOR, MICHIGAN 48103

                              --------------------

                                 PROXY STATEMENT

                              --------------------


                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ____________________


                INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

DATE, TIME AND PLACE OF MEETING


         The accompanying proxy is solicited on behalf of the Board of Directors (the "Board") of Nematron Corporation, a Michigan corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Company's executive offices, located at 5840 Interface Drive, Ann Arbor, Michigan 48103 on __________________________ at 10:00 a.m. (the "Annual
Meeting") or at any adjournment thereof. This Proxy Statement and the accompanying form of proxy will be first given or sent to shareholders on or about _________________________.


RECORD DATE, OUTSTANDING SHARES AND QUORUM


         Holders of record of common stock of the Company (the "Common Stock") at the close of business on ____________________, (the "Record Date") are entitled to vote at the Annual Meeting or any adjournment thereof. At the close of business on the Record Date, 15,744,472 shares of Common Stock were issued and outstanding and are entitled to vote at the Annual Meeting. Shareholders of record on the Record Date are entitled to one vote for each share of Common Stock held of record on any matter that may properly come before the Annual Meeting. Shares cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy. The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock on the Record Date is necessary to constitute a quorum at the Annual Meeting.


         In the event that a broker, bank, custodian, nominee or other record holder of the Company's Common Stock indicates on a Proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), then those shares will not be considered and entitled to vote with respect to that matter, although they will be counted in determining the presence of a quorum.

SOLICITATION AND VOTING OF PROXIES


         Shares represented by a properly executed proxy in the accompanying form, unless previously revoked, will be voted at the Annual Meeting in accordance with your instructions on the proxy card as long as the card is received by the Company before the close of business on ______________________. Shares represented by a proxy received after that time will be voted if the proxy is received by the Company in sufficient time to permit the necessary examination and tabulation of the proxy before a vote is taken. UNLESS YOU GIVE DIFFERENT INSTRUCTIONS ON THE PROXY CARD, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED:

o to approve the sale and transfer of substantially all of the Company's assets and liabilities to a purchaser whose owners will be the Company's senior and subordinated debt holders;


o to approve the sale to Dorman Industries, LLC of 5,248,257 shares of the Company's Common Stock, which would result in Dorman Industries owning, on a fully diluted basis, approximately 62.5% of the Company's outstanding Common Stock following the proposed reverse stock split;

o to approve a five to one reverse stock split with respect to the Company's Common Stock and an amendment to the Company's Amended and Restated Articles of Incorporation ("Articles") to effect the reverse stock split;

o to approve the amendment to the Company's articles changing the Company's name to Sandston Corporation; and

o    to elect Daniel J. Dorman and Lawrence De Fiore to the Board of Directors.

     The Board of Directors does not intend to present any other matters at the Annual Meeting. However, should any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their best judgment.

ADJOURNMENTS

         In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as Proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of Proxies. Any such adjournment would require the affirmative vote of the majority of the shares present in person or represented by Proxy at the Annual Meeting and entitled to vote.

PROXY EXPENSES

         The expense of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited in person or by telephone or facsimile by officers, directors and employees of the Company. Such persons will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. The Company will reimburse brokerage houses, custodians, nominees and fiduciaries for their expenses in mailing proxy material to principals.

REVOCATION OF PROXIES

         You may change your vote at any time before the proxy is exercised by filing with the Secretary of the Company either a notice revoking the proxy or a properly signed proxy that is dated later than the proxy card. If you attend the Annual Meeting, the individuals named as proxy holders in the enclosed proxy card will nevertheless have authority to vote your shares in accordance with your instructions on the proxy card unless you indicate at the meeting that you intend to vote your shares yourself.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a letter from the broker, bank or other nominee, confirming your beneficial ownership of the shares.

NO DISSENTER'S RIGHTS

         Under Michigan law, the Company's shareholders are not entitled to dissenter's rights as a result of any of the contemplated transactions or proposals, and the Company's articles, bylaws and the resolution approving these matters do not grant shareholders any dissenters' rights.

           CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS
                             IN THIS PROXY STATEMENT

         This proxy statement and the documents incorporated by reference into this proxy statement contain forward-looking statements about the asset sale and the Company within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

         Statements containing the words "believes," "anticipates," "estimates," "expects," "intends," "plans," "seeks," "will," "may," "should," "would," "projects," "predicts," "continues," and similar expressions or the negative of these terms constitute forward-looking statements that involve risks and uncertainties. Other forward-looking statements include those concerning the value of assets to be transferred to the seller pursuant to the asset sale, the aggregate net consideration to be received by the Company in the asset sale, the likelihood of shareholder value resulting from the sale of substantially all of our operating assets, and the business operations of the Company following the closing of, or, in the event the asset sale is not completed, in lieu of, the asset sale.

         We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. Such statements are based on current expectations and are subject to risks, uncertainties and changes in condition, significance, value and effect, including those discussed in the section entitled "Risk Factors" contained in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002. Such risks, uncertainties and changes in condition, significance, value and effect could cause the Company's actual results to differ materially from those anticipated events. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.


                    MATTERS TO COME BEFORE THE ANNUAL MEETING


                                   PROPOSAL 1


       TO APPROVE THE SALE OF SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS IN CONSIDERATION OF THE ASSUMPTION OF ALL ITS LIABILITIES, INCLUDING THE SENIOR
             DEBT, THE SUBORDINATED DEBT AND ALL OTHER LIABILITIES

SUMMARY TERM SHEET

         On July 10, 2003, our Board of Directors unanimously approved a motion to direct management to use its best efforts to negotiate and close the sale of substantially all of the Company's assets for a total purchase price of approximately $12.6 million, to be paid by the Purchaser entirely with debt assumption (the "Net Asset Sale"). The expected material terms of the proposed sale are summarized below.

         o The Company would sell all of its tangible and intangible assets, including its real estate, accounts, equipment, intellectual property, inventory, goodwill, and other intangibles. (Please see page _____, "Assets to be Sold".)

         o The purchaser, which is an entity that has not been formed, but is anticipated to be comprised of the Company's senior and subordinated debt holders ("Purchaser"), will also assume all of the Company's debt and liabilities, including the Company's subordinated debt. (Please see page _____, "Purchaser".)

         o The total consideration for the Net Asset Sale will be equal to the total amount of all of the Company's liabilities. As of September 31, 2003, the Company's liabilities were in the amount of $12,611,024, which includes $4,511,500 of subordinated debt. This price would exceed the total value of the Company's assets, when valued at book value, by approximately $2.7 million. (Please see page _____ "Purchase Price" and page _____, "Background and Principal Reasons for Recommending the Approval of the Net Asset Sale".)

         o The Net Asset Sale will result in the Company not owning any assets except $30,000 in cash the Company expects to retain and certain intangible assets such as its value as a public shell entity. The Company will not, however, have any liabilities (other than contingent liabilities where the Company has not been released by the creditor), all of them being assumed by the Purchaser. (Please see page _____.)

         o It is anticipated that all of the Company's employees will be hired by the Purchaser to carry on the Company's existing businesses on the same terms as they are currently employed. (Please see page _____, "Employees".)

         o The Net Asset Sale would be completed as soon as practical after approval of the transaction by the Company's shareholders and the execution of an Asset Purchase Agreement (the "Agreement"). No Agreement or letter of intent has been executed. (Please see page _____, "No Agreement Has Been Reached".)

                               THE NET ASSET SALE


PARTIES TO THE SALE

         The Company


         The Company is seeking shareholder approval to consummate the Net Asset Sale on substantially the terms described in this Proxy Statement, prior to the completion of definitive transaction documents. The Company designs, manufactures, and markets factory automation products, including computer hardware and software products. The Company maintains its executive offices at 5840 Interface Drive, Ann Arbor, Michigan 48103, telephone (734) 214-2000. The tangible assets anticipated to be sold in the Net Asset Sale are all located at this address, and the Company's other locations, namely A-OK Controls Engineering, Inc., located in Auburn Hills, Michigan, Optimation, Inc., located in Huntsville, Alabama and Nematron Ltd., located in Waterlooville, Hampshire, UK.


         Purchaser


         The Purchaser will be an entity, which has not been formed whose owners will be the Company's senior and subordinated debt holders. Discussions are currently underway with North Coast Technology Investors, L.P. ("North Coast"), the holder of approximately 89.22% of the Company's senior and subordinated debt. North Coast maintains its executive offices at: 206 South Fifth Avenue, Ann Arbor, Michigan 48104, telephone number: (734) 662-7667.

         North Coast will be the only person who owns more than ten percent of the Purchaser, but other expected owners of the Purchaser and their ownership interests in the Purchaser are expected to be Ralph Miesel (4.98%), James Nichols (1.66%), Ronald Causley (2.07%), Joe Fitzsimmons (1.24%), and the Stag Group (0.83%), an entity principally owned by Gregory Schwartz, Jr. and James A. Nichols. All of these persons are subordinated debt holders.

         Hugo Braun, a former director of the Company, and Ronald Causley, a current director and executive officer of the Company, will become executive officers of the Purchaser as well as directors. Except for Messrs. Causley and Fitzsimmons, who are also subordinated debt holders, none of the executive officers or directors of the Company is expected to acquire an ownership interest in the Purchaser. It is expected that Messrs. Causley and Fitzsimmons' ownership interest in the Purchaser will be proportionate to the amount their subordinated debt represents to the Company's senior and subordinated debt as a whole.

         There is no affiliation or relationship between the Company and the Purchaser other than that the Purchaser is comprised of the owners of all or substantially all of the subordinated debt and all of the senior debt. Furthermore, the owners of the Purchaser own a considerable amount of common stock of the Company and two of whom are officers and directors of the Company. See "Other Disclosures and Information--Security Ownership of Certain Beneficial Owners and Management." See also, "Interests of our Directors and Executive Officers."


ASSETS TO BE SOLD


         The assets proposed to be sold to the Purchaser, referred to as "the assets," consist of all of the assets currently used to operate the Company's business, including:


         o The Company's real estate and improvements thereon, namely the Company's headquarters at 5840 Interface Drive, Ann Arbor, Michigan;

         o    All accounts receivable and cash on hand, except for $30,000;

         o    All equipment, tools and machinery;


         o All intellectual property, including (i) all patents, patent applications, registered trademarks, service marks and trade names and applications therefor, and (ii) all unregistered copyrights, trademarks, service marks, trade names and all trade secrets and other intellectual property rights of any kind owned or used by the Company, and any and all causes of action or rights to damages or other remedies which the Company may be entitled due to infringement or misappropriation of any such intellectual property;


         o    all inventory;

         o all of the stock and assets of the Company's subsidiaries, including A-OK Controls Engineering, Inc., Optimation, Inc., and Nematron Ltd.;

         o All contracts, including customer contracts, vendor agreements and supply agreements; and

         o    All other goodwill and documents related to the Company.

ASSETS TO BE RETAINED


         The only assets the Company is expected to have after the Net Asset Sale are the $30,000 in cash that it is retaining, and its value as a public shell company.

PURCHASE PRICE

         The total estimated purchase price of $12.6 million will be paid through the assumption of all of the Company's liabilities.


ASSUMPTION OF THE COMPANY'S LIABILITIES


         In the Net Asset Sale, the Purchaser will assume, and agree to indemnify the Company from, all of the Company's liabilities, including all of its liabilities with respect to the Company's senior and subordinated debt (including accrued interest) in the approximate amount of $6,893,626, debt to trade creditors in the approximate amount of $1,115,318, mortgage note in the amount of 2,536,044, other operating debt such as accrued liabilities in the approximate amount of $1,615,104, and lease commitments in the approximate amount of $431,840, all as of September 30, 2003.

PURPOSE OF THE TRANSACTION

         The Company's goal in negotiating the Net Asset Sale was to negotiate terms that would result in the Company's shareholders:

         o receiving more value in this negotiated transaction than they would receive if the Company's lenders foreclosed on the Company's assets;

         o obtaining an opportunity to profit from any future operations of the Company going forward;

         o retaining a "public shell" entity with some value and without the Company's debt for borrowed money, trade creditor and other debt; and,

         o enticing the subordinated debt holders to assume all of the Company's debt.

         The starting point for the negotiations assumed that any purchaser would have to satisfy all of the Company's senior and subordinated debt and assume all of the Company's trade debt, and acquire all of its assets to continue a revenue stream to pay the assumed debt. Given the fact that the Company's debt exceeded its assets and that the Company suffers from substantial operating losses and high cash needs, it was assumed that the Company's equity would have little or no value in an attempted sale to a third party, other than the Purchaser. The Company believes that the final terms of the Net Asset Sale will be on terms equivalent or better than could be achieved on a totally arms length basis, and the presence of Dorman Industries playing a role in the negotiations (please see Proposal 2), should add to the arms length negotiation process.


USE OF PROCEEDS FROM THE ASSET SALE

         It is not expected that there will be any cash proceeds from the Net Asset Sale. The $30,000 the Company is retaining will not be distributed to shareholders, but will be retained by the Company for future operations.

RELEASE


         As a condition of the Net Asset Sale, the Company's senior and subordinated lenders will release the Company from any and all debts, liabilities and obligations owed to them, which as of September 30, 2003 amounted to $6,784,874. The Purchaser will assume the remaining $5,826,150 in liabilities and indemnify the Company from non-payment of these liabilities, but the Company will not be released from these liabilities, except for $894,757 owed to Ronald Causley, an officer, director and creditor of the Company. If the Purchaser does not pay the debt it is assuming and for which the Company did not obtain a release, the Company would be contingently liable and would have limited funds and no longer have any assets to generate funds to pay these amounts or defend itself from lawsuits. In such event, the Company would be forced to sue the Purchaser to compel payment. Furthermore, the Purchaser may not have the funds to pay such liabilities thus leaving the Company responsible for them

         As a practical matter, however, the Company believes that if the Purchaser defaults on the debt and is unable to repay the Company, the Company's shareholders would be no worse off than they are today, since the Company already owes the debt and the secured lenders would foreclose and receive the Company's assets anyway.

         Further, the Company believes that without the expense of maintaining a public company, the continuous disclosure of operating results to much larger competitors, certain operating expenses such as Director and Officer insurance premiums and with reduced professional fees, and the need to make the existing debt payments to the senior and subordinated debt holders, the Purchaser will be in a better position to repay the trade debt than the Company is today. Please see "Pro Forma Financial Information" for the pro forma financial statements of the Company and the Purchaser after the Net Asset Sale.

         It is expected that the Agreement will also require the Purchaser to pay the debts it is assuming, before paying off new debts of the Purchaser.


OTHER ANTICIPATED TERMS

         It is expected that the Company will make representations and warranties to the Purchaser, including regarding our corporate status, authority to complete the asset sale, and outstanding litigation. It is also expected that the Purchaser will make representations and warranties to the Company regarding the Purchaser's corporate status and authority to complete the asset sale.

EMPLOYEES


         It is our belief that the Purchaser will offer to hire all of the Company's current employees on substantially the same terms as they are currently employed, including the Company's executive officers. Compensation packages for the executive officers are not expected to increase.


VOTING REQUIREMENTS TO APPROVE THE NET ASSET SALE

         In order to complete the Net Asset Sale, a majority of the votes cast at the meeting must approve the Net Asset Sale.

BACKGROUND AND PRINCIPAL REASONS FOR RECOMMENDING THE APPROVAL OF THE NET ASSET SALE

         In reaching its decision to approve the Net Asset Sale, the Board of Directors considered several potential benefits and material factors pertaining to the Net Asset Sale, including the following:

         The Company has been in continuing default on its debt, and it does not have the capital necessary to remedy the defaults. The Company had been operating since June 2001 under a forbearance agreement with its then senior lender, LaSalle Business Credit, Inc. ("LBCI"), and LBCI had placed increasingly restrictive limits on the Company's borrowing capacity and increased the Company's interest rates under the LBCI debt agreement. LBCI had retained the right to immediately demand repayment of all outstanding borrowings and, if it did so, the Company would not have had the resources to repay the debt. In July 2003, North Coast advanced funds to the Company that allowed the Company to repay all debt due to LBCI. Upon repayment, the LBCI debt agreements were cancelled and North Coast became the Company's senior lender. The Company currently owes approximately $1.5 million on this secured line of credit, which is due on demand.



         Because the Company is in default on its subordinated loans in the principal amount of approximately $4.5 million, along with interest in the approximate amount of $757,000, the debt holders have the right to call the debt and to foreclose on all the assets of the Company, which would leave the shareholders owning a company without assets, but with significant liabilities. Total liabilities of the Company, including lines of credit, subordinated debt, accrued interest and other liabilities, exceed $12 million.


         As of September 30, 2003, the Company had assets with a book value of approximately $9.9 million and liabilities of approximately $12.6 million, resulting in a shareholders' deficit of approximately $2.7 million. Based on the Company's recent operations and cash flow and internal forecasts, the Board believes that it is unlikely that the Company could receive any offers for the Company's net assets for a greater amount than the proposed price in the Net Asset Sale. The proposed transfer price in the sale of the assets to the Purchaser values the net assets at $2.7 million greater than the book value of the net assets.


         The Company has operated at a deficit for the last three years, including losses of approximately $1.9 million, $7.1 million and $3.1 million for the years ended December 31, 2000, 2001 and 2002, respectively. The Company has required third party capital to fund its losses, and, unable to secure necessary equity or debt capital from other sources, has sold convertible subordinated promissory notes and warrants to North Coast and certain other people.

         The convertible subordinated promissory note agreements carry a weighted average interest of 12.6%, and the subordinated notes and warrants attached thereto are convertible into equity at exercise prices ranging from $0.05 to $0.10 per share. Certain of the subordinated notes were initially structured so that the exercise price of the conversion features was equal to the then current market price of the underlying Common Stock, but with the provision that if the market price of the underlying Common Stock fell below such exercise price at the date of the note, and stayed below such price for five consecutive trading days, then the revised exercise price would be the lowest price during such subsequent period. A total of $2,912,500 of the subordinated notes allow the holder, in lieu of conversion into Common Stock, to convert the subordinated notes and accrued interest thereon into authorized but unissued shares of Class A Preferred Stock at $0.10 per share. The lowest closing price of the Company's Common Stock, as traded on the American Stock Exchange during the period that the notes have been outstanding has been $0.05 per share for the trading days between March 17, and April 3, 2003. At this conversion price, the subordinated debt, accrued and unpaid interest and warrants issued in connection therewith would be convertible into an additional
105.5 million shares of Common Stock, representing, on a pro forma basis, 87.0% of the then issued Common Stock of the Company. Currently, the noteholders own 24.0% of the currently outstanding Common Stock and all other shareholders own 76.0%. The effect of the conversion of existing subordinated debt, accrued and unpaid interest and warrants would cause the percentage of control exercised by the non-noteholders to decrease from 76.0% to 12.6%, representing an 83.4% dilution of control. The conversion of subordinated notes, accrued and unpaid interest and warrants, as described above, requires shareholder approval of an amendment to the Company's Amended and Restated Articles of Incorporation, as amended (the "Articles") since the Company has only 30 million shares of Common Stock authorized, but would require in excess of 121 million authorized shares if the subordinated notes, accrued and unpaid interest and warrants were converted into Common Stock. If shareholder approval of the proposed amendment was not obtained, then the noteholders could exercise their rights under their note agreements to foreclose on all the assets of the Company. If the Net Asset Sale is approved and an acceptable agreement is reached with all parties, the convertible subordinated promissory notes will be cancelled.


         The near term financial projections prepared by management of the Company, based on known trends, backlog, order rates and revenue and expense projections, indicate that the Company will require additional capital infusions for the foreseeable future until operations become cash positive, and the Company will require continuing forbearance by all of its lenders to further delay the repayment of the Company's debt. Though management is optimistic that operations can become cash positive within the next twelve months, management does not believe it is possible to project the exact timing of the Company's cash needs. Despite the best efforts of the Company's management, no lender or investor has been identified that is willing to fund the Company's ongoing cash requirements within the current structure of the Company. The sole providers of capital, other than senior debt, to the Company during the past three years have been the holders of the Company's subordinated debt. The holders of the Company's subordinated debt have indicated to the Company that they are not willing to provide further financing to the Company within the current structure of the Company.

         To avoid dilution of the existing shareholders and the possible foreclosure on the Company's assets, the Company would have to repay the subordinated debt. Funds to make this payment would be required from other equity or debt sources, but despite the Company's efforts over the last three years, management has been unable to attract investor interest. All of the capital that has been raised over the last three years has been secured solely from the subordinated noteholders. The total amount of subordinated debt and accrued interest thereon, as of September 30, 2003 is approximately $5,268,198. Management estimates that the Company will not generate funds internally through operations in the foreseeable future to repay the subordinated debt and accrued interest thereon.


         The Board also believes that the representations and warranties anticipated to be made by the Company as part of the Net Asset Sale will be limited.

         Based on the above situation and facts, the Board has determined that it would be in the best interests of the Company's shareholders to divest the assets and liabilities of the Company rather than incur up to an 82.6% dilution resulting from the conversion of the subordinated notes and warrants into Common Stock, or to incur a total loss of shareholder investment based on foreclosure by the subordinated noteholders. The subordinated noteholders have not, however, indicated any desire to foreclose on the Company's assets at this time, but rather have indicated a desire to proceed with the proposed Net Asset Sale.

POSSIBLE DISADVANTAGES OF THE SALE


         The Board of Directors also considered a number of potentially negative factors in reaching its decision to approve the Agreement and the sale of the assets, including the following:


         The Company could receive major program work from its customers that would allow it to return to profitability and generate sufficient cash flows to meet its operational and debt service cash requirements; however, management does not believe this is likely.


         A second possibility is that shareholders may be able to get a higher price for the Company's assets from another potential purchaser. However, the Company believes that the likelihood that it could receive a better price for its assets is unlikely because of the Company's continuing need for capital to fund operations and the inability to state when it will reach a break-even revenue volume. The Company has not, however, hired an investment banker or other party to market or auction the Company or render a fairness opinion on the price proposed for the Net Asset Sale.


         Other disadvantages of the sale are that it may not be consummated, and the proposed sale may result in management and employee disruption, potentially causing key personnel to leave.

         The Board also considered the potential negative effect on the Company's stock price as a result of the public announcement of the Net Asset Sale.

         Another factor the Board considered was the potential loss of its American Stock Exchange ("AMEX") listing as a result of, or shortly after the sale, which would make it very hard for shareholders to sell their shares.

         After careful consideration of the issues, the Board did not believe that the negative factors were sufficient, individually, or in the aggregate, to outweigh the potential benefits of the asset sale.

         With respect to the proposed Net Asset Sale, although it is expected that the Purchaser will be assuming the Company's liabilities and obligations, there is no guarantee the Purchaser will pay off all of these obligations, and since the Company will not be receiving releases from any of its creditors other than the senior and subordinated debt holders and Mr. Causley, the Company may face collection actions and related expenses from its creditors, and not have any assets to satisfy its liabilities. The Company will then be forced to seek to enforce the Purchaser's obligations under the Asset Purchase Agreement.


INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS


         Mr. Joseph J. Fitzsimmons, our Chairman of the Board, and Mr. Ronald C. Causley, a director and officer of the Company (President of A-OK Controls, a subsidiary of Nematron), will become shareholders of the Purchaser. Mr. Causley is also a substantial shareholder in the Company (see "Other Disclosures and Information--Security Ownership of Certain Beneficial Owners and Management"), a subordinated debt holder ($125,000 is owed to him), and a creditor, where he is owed $462,917 for accrued liabilities and $431,840 in rent for a facility in Auburn Hills, Michigan that the Company subleases from him. This means that some of our directors could have interests in the asset sale that are different from, or in addition to, those of our shareholders generally. The Board is aware of these interests. In addition, pursuant to the terms of the Company's option plans, unvested options held by some of our officers and directors, will immediately vest upon the change of control, but all of the options have exercise prices in excess of the market price of the underlying common stock. The agreement with Dorman Industries regarding their investment, however, calls for the termination of all of these options, and release by Mr. Causley of his trade debt. The other officers and directors of Nematron are not expected to be provided with any future options or equity in the Purchaser, nor have they been offered any investment opportunity in the Purchaser. Messrs. Causley and Fitzsimmons have been offered the opportunity to invest solely as subordinated debt holders and in a pro rata amount in proportion to their debt. They obtained their subordinated debt in exchange for the cash investments they made in the Company which were on the same terms as were negotiated by North Coast in an arms length transaction.

PRO FORMA FINANCIAL STATEMENTS

         The following table shows the Purchaser's balance sheet after giving effect to the Net Asset Sale.

                                    PURCHASER


                                                                      Initial       Pro Forma      Pro Forma
                                                                  Capitalization   Adjustments         (1)
                                  Assets
 Current Assets:
   Cash                                                             $ 25,000 (1)  $   93,835 (2)   $  118,835
   Accounts receivable                                                             2,739,952 (2)    2,739,952
   Inventories                                                                     1,528,500 (2)    1,528,500
   Prepaid expenses and other current assets                                         223,260 (2)      223,260
                                                                    --------      ----------       ----------
     Total current assets                                             25,000                        4,610,547
 Property and equipment                                                            1,315,601 (3)    1,315,601
                                                                    --------                       ----------
     Total assets                                                   $ 25,000                       $5,926,148
                                                                    ========                       ==========

              Liabilities and Shareholders' Equity (Deficit)
 Current liabilities:
   Advances under line of credit with bank                                           108,750 (4)   $  108,750
   Accounts payable                                                                1,547,156 (2)    1,622,156
                                                                                      75,000 (5)
   Deferred revenue and other accrued expenses                                     1,615,104 (6)    1,615,104
   Current maturities of long-term debt                                              172,479 (2)      172,479
                                                                    --------      ----------       ----------
     Total current liabilities                                             -                        3,518,489
 Long-term debt                                                                    2,382,659 (2)    2,382,659
                                                                    --------                       ----------
   Total liabilities                                                       -                        5,901,148
 Shareholders' equity                                                 25,000 (1)                       25,000
                                                                    --------                       ----------
                                                                    $ 25,000                       $5,926,148
                                                                    ========                       ==========

Notes to Pro forma balance sheet:

(1) Estimated initial capitalization of the Purchaser with cash investment by owners.

(2) Purchase of net assets and assumption of liabilities, at estimated fair value equal to book value by Nematron.

(3) Purchase of property and equipment and software development costs, recorded at estimated fair value.

(4)  Assumption of line of credit advances from Compass Bank to Optimation.

(5)  Estimated payments to third parties for direct costs of the acquisition.

(6) Assumption of liabilities to creditors and others; accrued interest on subordinated debt is excluded.

         The following table shows the Company's trade debt, senior debt and subordinated debt before the Net Asset Sale and after giving effect to the Net Asset Sale. The table does not take into account the proposed investment by Dorman Industries described in Proposal 2.


                              NEMATRON CORPORATION

                                                                   Historical at
                                                                   September 30,             Pro Forma             Pro Forma
                                                                       2003                 Adjustments              (1)

                                  Assets
 Current Assets:
   Cash                                                          $       123,835          $      (93,835) (1)     $    30,000

   Accounts receivable, net of allowance                               2,739,952              (2,739,952) (1)               -

   Inventories                                                         1,528,500              (1,528,500) (1)               -

   Prepaid expenses and other current assets                             223,260                (223,260) (1)               -
                                                                 ---------------                                  -----------
     Total current assets                                              4,615,547                                       30,000

 Property and equipment, net                                           1,647,320              (1,647,320) (1)               -

 Goodwill                                                              2,922,122              (2,922,122) (1)               -

 Software and related development costs, net                             488,088                (488,088) (1)               -

 Other intangible assets, net                                            254,539                (254,539) (1)               -
                                                                 ---------------                                  -----------
     Total assets                                                $     9,927,616                                  $    30,000
                                                                 ===============                                  ===========

              Liabilities and Shareholders' Equity (Deficit)
 Current liabilities:

   Notes payable under lines of credit                           $     1,625,426              (1,625,426) (1)               -

   Accounts payable                                                    1,547,156              (1,547,156) (1)               -

   Deferred revenue and other accrued expenses                         2,371,802              (2,371,802) (1)               -

   Subordinated debt                                                   4,511,500              (4,511,500) (1)               -

   Current maturities of long-term debt                                  172,479                (172,479) (1)               -
                                                                 ---------------                                  -----------
     Total current liabilities                                        10,228,363
                                                                                                                            -

 Long-term debt                                                        2,382,659              (2,382,659) (1)               -
                                                                 ---------------                                  -----------
   Total liabilities                                                  12,611,022
                                                                                                                            -
 Shareholders' equity                                                 (2,683,406)              2,713,406  (1)          30,000
                                                                 ---------------                                  -----------
                                                                 $     9,927,616                                  $    30,000
                                                                 ===============                                  ===========



(1) Pro forma after giving effect to the Net Asset Sale whereby the Purchaser acquires all assets of the Company except for $30,000 of cash in return for the forgiveness of senior and subordinated debt and accrued interest thereon and the assumption by the Purchaser of all other liabilities.


FEDERAL INCOME TAX CONSEQUENCES OF THE NET ASSET SALE


         The Net Asset Sale will be a taxable event to the Company. The Company will reorganize gain or loss in the amount equal to the liabilities assumed in exchange for the assets, less the Company's adjusted tax basis in the assets. The Company may also incur cancellation of debt income. The Company's gain and cancellation of debt income, if any, may be offset to the extent of current year losses from operations plus available net operating loss carry forwards, subject to applicable limitations under the ownership changes rules under Internal Revenue Code Section 382 and the Alternative Minimum Tax rules. Under Code
Section 382, where an ownership change occurs, the annual utilization of the net operating loss carry forwards may be restricted or unavailable. Additionally, to the extent any gain in the sale of assets exceeds the current year loss from operations, an alternative minimum tax may be due on the excess. Any tax liabilities generated as a result of the Net Asset Sale are expected to be immaterial, but the Company will likely lose its net operating loss carry forwards going forward.

REGULATORY APPROVALS

         No United States Federal or state regulatory requirements must be complied with or approvals obtained as a condition of the proposed sale.


SELECTED FINANCIAL DATA

                             SELECTED FINANCIAL DATA
                                1998 Through 2002

         The following table sets forth selected financial data for the Company

  OPERATING STATEMENT             Y/E             Y/E             Y/E            Y/E         Three Months         Y/E
  DATA                          12-31-02        12-31-01        12-31-00       12-31-99         12-31-98        9-30-98
  (1)                             (2)             (2)             (2)                             (3)
Net revenue                  $ 14,867,215    $ 17,541,766    $ 20,420,752    $ 29,772,129    $  3,186,910    $ 16,829,334
Cost of revenue                11,220,688      16,273,116      15,388,939      19,991,704       2,084,915      13,986,019
Gross profit                    3,646,527       1,268,650       5,031,813       9,780,425       1,101,995       2,843,315
Operating expenses
  Software development            721,323         590,769         672,052         794,207         191,987       1,318,894
  SG&A                          5,101,003       6,071,447       6,456,709       6,471,046       1,323,945      18,926,090
  Other charges                        --              --              --              --              --       1,669,698
    Total                       5,822,326       6,662,216       7,128,761       7,265,256       1,455,932      11,914,682
Operating income (loss)        (2,175,799)     (5,393,566)     (2,096,948)      2,515,172        (353,937)     (9,071,367)
Interest and other               (937,147)     (1,664,256)       (113,589)       (549,722)     (3,160,012)       (749,461)
Income (loss) before tax       (3,112,946)     (7,057,822)     (2,210,537)      1,965,450      (3,513,949)     (9,820,828)
Income tax credit                      --              --         293,230          43,200          10,800         811,000
Net income (loss)            $ (3,122,946)   $ (7,057,822)   $ (1,917,307)   $  2,008,650    $ (3,503,149)   $ (9,009,828)
Net income loss per
share
  Basic                      $      (0.20)   $      (0.46)   $      (0.15)   $       0.19    $      (0.65)   $      (1.69)
  Diluted                    $      (0.20)   $      (0.46)   $      (0.15)   $       0.18    $      (0.65)   $      (1.69)
Weighted ave. shares O/S
  Basic                        15,744,472      15,259,188      12,921,207      10,753,844       5,353,316       5,345,889
  Diluted                      15,744,472      15,259,188      12,921,207      11,321,512       5,353,316       5,345,889

FINANCIAL POSITION               12-31-02        12-31-01        12-31-00        12-31-99        12-31-98         9-30-98

Current assets               $  4,272,596    $  5,682,347    $  7,754,116    $  7,206,239    $  4,296,275    $  5,271,220
Property and equipment          1,850,392       2,190,104       2,544,041       2,397,472       3,344,140       3,623,860
Capitalized software, net         574,407         886,286       3,369,660       3,617,553       3,880,284       3,942,695
Other intangibles, net          3,326,281       3,636,780       3,212,345         861,375         942,158       1,002,225

Total assets                 $ 10,023,676    $ 12,395,517    $ 16,880,162    $ 14,082,639    $ 12,462,857    $ 13,840,000

Current liabilities          $ 10,599,864    $ 10,029,625    $  9,667,090    $  4,271,368    $  9,212,953    $ 10,173,530
Long-term liabilities           2,522,740          29,940              --       2,841,668       2,360,983       2,273,346
S/Hs' equity (deficit)           (576,188)      2,336,952       7,213,072       6,969,603         888,921       1,393,124

Total liabilities & equity   $ 10,023,676    $ 12,395,517    $ 16,880,162    $ 14,082,639    $ 12,462,857    $ 13,840,000



(1) The Company changed its fiscal year in 1998 from September 30th to December 31st.

(2) The Company's acquisitions of the following entities may affect the comparability of the data presented: Optimation, Inc. on March 30, 2001 and A-OK Controls Engineering, Inc. on June 30, 2000. See Note 4 to the financial statements for the year ended December 31, 2001 for a description of the Optimation acquisition and Note 3 to the financial statements for the year ended December 31, 2000 for a description of the A-OK Controls Engineering acquisition.

(3) For the Transition Period October 1, 1998 to December 31, 1998, interest expense includes $3 million related to the beneficial conversion feature of convertible promissory notes issued during that period. See Note 7 to the financial statements for the year ended December 31, 1999.

(4) The financial statements referred to herein are the financial statements contained in the Company's Form 10-KSB for the year ended December 31, 2002, and incorporated herein by reference. Please see "Information Incorporated by Reference

SHAREHOLDER APPROVAL

         After careful consideration, the Board of Directors unanimously believes that the proposed Net Asset Sale, combined with the transaction described in Proposal 2, is in the best interest of the shareholders. Accordingly, the Board unanimously approved the Net Asset Sale and recommends that the shareholders vote FOR Proposal 1. If shareholder approval is not received, management and the Company's Board will continue to review all options for maximizing shareholder value.


NO AGREEMENT HAS BEEN REACHED

         The Company and the Purchaser have not executed any agreement, and, even if the shareholders approve the Net Asset Sale, there can be no assurance that the Agreement for the Net Asset Sale will be executed, particularly if a material adverse change occurs with respect to the Company between now and the time the shareholders approve the transaction. If the Agreement is not executed or the Net Asset Sale does not occur, there is no assurance that any alternative plan can be executed that will result in any value for the shareholders. There can also be no assurance that the Company's senior and subordinated debt holders will not exercise their right to foreclose on the Company's assets


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE NET ASSET
                      SALE TO THE SUB DEBT INVESTOR GROUP.

                                   PROPOSAL 2

                  PURCHASE OF SHARES BY DORMAN INDUSTRIES, LLC

OVERVIEW


         If the sale of substantially all of the assets of the Company is consummated and the Purchaser assumes all of the Company's liabilities, the Company will be what is commonly referred to as a "public shell." Dorman Industries, LLC ("Dorman Industries") has agreed to purchase 5,248,257 shares of the Company's Common Stock (the "Purchase") from the Company for $50,000, which would result in Dorman Industries owning, on a fully diluted basis, approximately 62.5% of the outstanding Common Stock of the Company following the reverse stock split described in Proposal 3. Daniel J. Dorman, who is nominated for election to the Company's Board if proposals 1 and 2 are approved, is the sole owner of Dorman Industries and its Chairman and Chief Executive Officer. Mr. Dorman and Dorman Industries have no other relationship or affiliation with the Company.


TERMS AND STRUCTURE

         The Company and Dorman Industries have entered into a stock purchase agreement (the "Stock Purchase Agreement") pursuant to which Dorman Industries will make the Purchase.

         The closing of the Purchase will take place immediately after the effective time of the reverse stock split discussed under Proposal 3. The purchase will be conditioned upon the following:

         1. The approval of the shareholders of the Net Asset Sale and the closing thereof;

         2. The approval by the shareholders of the reverse stock split as provided in Proposal 3;

         3. The approval by the shareholders of the amendment to the Articles of Incorporation of the Company, changing the name of the Company to Sandston Corporation, as provided in Proposal 4;

         4 The approval by the shareholders of the nominees for election as the Directors of the Company set forth as the first alternative under Proposal 5;

         5. The "opting out" by the Company from the provisions of what is commonly known as the Michigan Business Combination Act; and


         6. In connection with the Net Asset Sale, the obtaining of the release of the Company as to legal liability with respect to the obligations of the Company for its senior and subordinated debt, the trade debt owed to Mr. Causley, and the elimination of the Company's outstanding options and warrants.


         Under the terms of the Stock Purchase Agreement, the Company has committed as follows prior to the closing of the Purchase:

         1.   to operate in the ordinary course of business;

         2. not to merge, consolidate or exchange shares with another corporation or entity;

         3.   not to incur any debts, outside the ordinary course of business;

         4.   not to issue any additional shares of capital stock; and

         5.   to cancel all existing stock options and warrants of the Company.

FUTURE PLANS

         While no assurances can be given that Dorman Industries will be successful in connection with its future plans for the Company, Dorman Industries intends to use the Company and its "public shell" as a platform to build long-term shareholder value by acquiring and/or investing in, and operating strategically positioned companies with above average operating profits.


         The Company is expected to target companies with solid operating performance that are well managed and in several industry groups. The targeted companies are generally expected to have the following characteristics: sales volume of between $20 million and $250 million; value added manufacturing, distribution and business services; fragmented industries; experienced management; and consistent historical financial performance. At this time, neither the Company nor any of its officers and directors has had any preliminary contact or discussions with, nor have they developed any plans or proposals with, any companies regarding the possibility of a combination, acquisition or merger. To the Company's knowledge, Dorman Industries and Daniel
J. Dorman have also not had any preliminary contacts, nor developed any plans regarding any acquisition or merger.


         It is anticipated that under Dorman Industries' direction, the Company will provide strategic and operational oversight, portfolio and financial management, corporate development and corporate administrative services such as banking, insurance, regulatory compliance and treasury functions to portfolio businesses. In addition, add-on acquisitions will be identified for key industry groups within the Company's family. The intent is that the Company will not function merely as a provider of capital or as an investment fund, but will use the knowledge, resources and connections of the principals of Dorman Industries to actively manage and participate in the growth of any acquired underlying portfolio businesses.

         While it is Dorman Industries' objective to ultimately be able to use the securities of the Company as a currency in the acquisition of portfolio businesses, it is clear that the initial acquisitions of portfolio businesses will require the Company to be infused with capital thereby diluting the Company's shareholders, including Dorman Industries to the extent that it does not participate in the capital infusion.

BACKGROUND OF MR. DORMAN OF DORMAN INDUSTRIES

         Daniel J. Dorman has been the President of D.J. Dorman & Co., Inc. and its predecessor since 1989. D.J. Dorman & Co., Inc. identifies, structures, acquires and manages investments in private equity and buy-out opportunities on behalf of several entities. Mr. Dorman is also Chairman and Chief Executive of Dorman Industries, LLC, which was recently organized to hold and manage interests in several operating companies. Mr. Dorman is a Director of Kux Manufacturing Company, a Company that he purchased from Mitsubishi Corporation, and which is a leader in building graphics, and is a Director of The Rental Equipment Group, LLC, an equipment rental company with operations in the southeast and southwest United States.


FURTHER CONSIDERATIONS CONCERNING THE COMPANY

         NO ASSURANCES OF PROFITABILITY, APPRECIATION OR CASH DISTRIBUTIONS. There is no assurance that any acquired portfolio businesses of the Company will be profitable. The expenses of the Company may exceed its income. Any return on investment will depend upon the success of investments and operating decisions of management.

         LIMITED OPERATING HISTORY. Daniel J. Dorman has substantial investment experience. However, the Company has not yet commenced acquiring portfolio businesses and neither the Company nor Mr. Dorman has an operating history to form the basis on which shareholders may evaluate the likely performance of the Company. Mr. Dorman has not identified any potential portfolio businesses and has no experience as an officer or director of a public company.

         LONG TERM INVESTMENT; LIMITED RIGHT TO RECEIVE DIVIDENDS. A continued investment in the Company is a long-term investment and there is no assurance of any dividends to shareholders prior to the ultimate liquidation of the Company. The right of shareholders to receive any dividends is subject to the discretion of the Board of Directors.


         CONTINUED LISTING ON THE AMERICAN STOCK EXCHANGE. While the Company's shares of Common Stock are presently listed on the AMEX, the Company no longer satisfies the continued listing requirements of the AMEX. No assurances can be given that the Company will be able to bring itself into conformity with the requirements of the AMEX prior to the time that the AMEX takes action to de-list the Company. Furthermore, the Net Asset Sale will likely result in the AMEX beginning de-listing proceedings against the Company. The Company will seek to close an acquisition shortly after the Net Asset Sale to prevent a de-listing and take the other actions necessary to prevent de-listing, but it is likely that the Company may be de-listed from the AMEX. If the Company is de-listed from the AMEX, no assurances can be given as to the development of a public market for the Company's Common Stock.


         RELIANCE ON INDIVIDUALS. The Company will be particularly dependent on Daniel J. Dorman. The loss of the services of Daniel J. Dorman could have a material adverse effect on the Company.

         CONTROL BY DORMAN INDUSTRIES, LLC. In view of the fact that Dorman Industries will own, on a fully diluted basis, in excess of approximately 62.5% of the outstanding Common Stock of the Company, Dorman Industries will be able to cause the election of Directors of its choosing. Furthermore, Mr. Dorman will initially be the chief executive officer of the Company and one of its three directors if the recommended proposals pass. Furthermore, shareholders will not have an opportunity to evaluate potential portfolio businesses available to the Company or the terms of any investment in such businesses.

         POTENTIAL CONFLICTS OF INTEREST. Mr. Dorman and/or entities he controls or is affiliated with may, from time to time, be subject to various conflicts of interest because of his other investment and advisory activities. Mr. Dorman may well be engaged in making his own investments or investments on behalf of other entities in which he may have an interest and, subject to the requirements of the Michigan Business Combination Act, will have no obligation to make available any investment opportunity to the Company or otherwise report such investments to the shareholders. However, it would be the intent of Mr. Dorman for the Company to establish a conflict of interest policy which will minimize, but not eliminate, the potential conflicts of interest.

LIMITED PROTECTION UNDER CERTAIN SECURITIES LAWS: EXEMPTION UNDER INVESTMENT COMPANY ACT

         The Company will not be registered as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and Mr. Dorman will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisors Act"). As a result, shareholders will not have the benefit of certain protections afforded by such laws, including various substantive regulations of the Investment Company Act which require investment companies to have disinterested directors, regulate the relationship between the investment company and its advisers and limit transactions involving affiliated companies, and the substantive provisions of the Advisers Act which restrict, among other things, the type and amount of compensation that may be payable to an investment adviser.


         It is believed that the nature of the Company will not subject it to the registration requirements of the Investment Company Act. Companies which are, or hold themselves out as being, engaged primarily in the business of investing, re-investing or trading in securities are subject to regulation under the Investment Company Act. The Company plans to remain exempt from regulation under the Investment Company Act by acquiring not less than a controlling interest in portfolio businesses and actively participate in the management of each of its portfolio businesses. If the Company were to lose its claimed exemption under the Investment Company Act, the performance of its investment portfolio could be materially adversely affected.


AMERICAN STOCK EXCHANGE REQUIREMENTS


         The AMEX Company Guide sets forth the rules and regulations of the AMEX. The regulations of the AMEX require shareholder approval of most issuances of Common Stock (other than a public offering) at a price less than the greater of book value or market value which, together with sales by officers, directors and principal shareholders, equals 20% or more of the Common Stock or voting power outstanding before the transaction. The issuance and/or sale of Common Stock without obtaining shareholder approval could result in de-listing. Therefore, while under Michigan law the Purchase could be made without shareholder approval, the Company is seeking such approval in order to be in compliance with the AMEX rules.


FAIRNESS OPINION


         The Board of Directors has not sought or obtained any independent third party opinion as to the fairness of the acquisition by Dorman Industries, from a financial point of view, for the benefit of the Company shareholders. In view of the fact that the Company will have no assets or liabilities (other than contingent liabilities with respect to accounts payable of the Company which have been assumed by the Purchaser but for which the Company has not received a release), it was felt that the comfort provided by a Fairness Opinion was not sufficient to expend the Company's limited resources.


EFFECT OF TRANSACTION ON EXISTING SHAREHOLDERS

         While the Purchase will not result in any change in the number or type of shares owned by the existing holders of the Company's Common Stock, the reverse stock split as provided in Proposal 3, which is a condition to the acquisition by Dorman Industries, LLC, would result in such a change. Following the consummation of the Purchase, Dorman Industries, LLC will own approximately on a fully diluted basis approximately 62.5% of the outstanding Common Stock. As a result, Dorman Industries, LLC will have the right to control the business and operations of the Company to a significant extent, and will have the ability to determine the outcome of any vote of the shareholders, including votes concerning the election of directors and changes in control.

MICHIGAN LAW

         Under the Michigan Business Combination Act, the Company is precluded from entering into certain specified business combinations with, or proposed by, or on behalf of, any "interested shareholder" or affiliated or associated persons for at least five years after the shareholder acquires its 10% interest, unless the Board issues an advisory statement and the business combination is approved by a super majority of the shareholders. "Interested shareholder" means a beneficial holder of at least 10% of the outstanding voting shares, or an affiliate of the Corporation who, within the preceding four years, was a 10% shareholder regardless of such person's present shareholdings.

         For purposes of the statute, a business combination includes the following transactions with an interested shareholder:

                  (i) Certain mergers of the Company or its subsidiaries, statutory share exchanges or dispositions of substantial assets of the Company or its securities;

                  (ii) Issuances or transfers by the Company or its subsidiaries of substantial shares of the Company or its subsidiaries;

                  (iii) Plans of liquidation or dissolution in which anything other than cash is received by an interested shareholder; and

                  (iv) Recapitalizations that increase the proportionate voting power of the interested shareholder or affiliated or associated persons.

         As a condition to proceeding with the acquisition, Dorman Industries, LLC has required that the Company's Board of Directors "opt out" of the foregoing provisions of the Michigan Business Combination Act. The Board intends to adopt such a resolution at an upcoming meeting. Upon the passage of such a resolution, any business combination involving Dorman Industries or an affiliate will be exempt and the advisory statement and super-majority vote will not be required in connection with any business combination in the future between the Company and Dorman Industries and/or its affiliates.

         Dorman Industries has no present intention proposing a business combination between Dorman Industries and/or its affiliates and the Company but felt that imposing a condition on the "opting out" of the requisite provisions of the Michigan Business Combination Act was the prudent thing to do if in the unlikely event such a business combination became a necessary alternative. Dorman Industries is making the acquisition in order to have available a "public shell" to be used for future acquisitions and not for the purpose of entering a transaction with itself.

USE OF PROCEEDS

         The $50,000 purchase price being paid by Dorman Industries, LLC in connection with the Purchase is nominal, but directly proportional to the $30,000 in cash that will remain with the Company upon the closing of the Net Asset Sale. However, other than the $30,000, the Company will have no assets or liabilities at the time of the Purchase. The Company estimates that the net proceeds resulting from the Purchase together with the cash on hand after the Net Asset Sale and the payment of expenses relating to this proxy solicitation will be approximately $80,000. Such cash will be used for general operating expenses of the Company until such time as the Company is further infused with cash in order to make a business acquisition.

VOTE REQUIRED:  RECOMMENDATION OF THE BOARD OF DIRECTORS

         The affirmative vote of a majority of the votes cast is required for approval of this Proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PURCHASE OF SHARES BY DORMAN INDUSTRIES, LLC.

                                   PROPOSAL 3


                   PROPOSAL TO AUTHORIZE A REVERSE STOCK SPLIT

GENERAL

         In order for the Company to have a sufficient number of shares of Common Stock to issue to Dorman Industries, the Company could either seek an amendment to its Articles increasing the number of authorized shares, or reduce the number of outstanding shares by undergoing a reverse stock split. As of September 30, 2003, the Company had 15,744,472 shares of the Company's Common Stock outstanding, at a per share price of $.27. Thus in order to have a more appropriate capital structure, the Board of Directors has unanimously adopted a resolution seeking shareholder approval of an amendment to the Articles to effect a reverse stock split whereby five outstanding shares of Common Stock would become one share of outstanding Common Stock.

PURPOSE

         The purpose for the reverse stock split is two-fold:

         (i) To create a sufficient number of authorized but unissued shares of Common Stock in order to consummate the Purchase; and

         (ii) While the Company following the Net Asset Sale would be a shell corporation, the Board of Directors, upon the request of Dorman Industries, LLC, determined that it would be in the best interest of all shareholders of the Company to reduce the number of shares outstanding and thereby attempt to proportionately raise the per share price of the Company's Common Stock at such time as the Company has operations whose results would be reflected in the per share price of the Company's Common Stock. Therefore, the Board of Directors believes that it is in the best interest of the Company's shareholders to authorize an amendment to the Articles implementing a reverse stock split.


         After the reverse stock split, the Company will remain a public company, and Dorman Industries' goal with Proposal 2 is to acquire a listed public company, not a private one.


PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT

         CORPORATE MATTERS. If approved and effected, the reverse stock split would have the following effects:

         (a) The number of shares of the Company's Common Stock issued and outstanding will be reduced to 3,148,894, which will immediately increase to 8,397,051 after the sale to Dorman Industries of 5,248,157 shares;

         (b) Based on the reverse stock split ratio of 5 shares to 1 share, proportionate adjustments will be made to the per share exercise price and number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of the Company's Common Stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately proceeding the reverse stock split;

         (c) The reverse stock split will affect all of the Company's shareholders uniformly and will not affect any shareholders percentage ownership interest in the Company, except in connection with the Purchase and except to the extent that the reverse stock split results in any of the Company's shareholders owning a fractional share. As described below, shareholders holding fractional shares will be entitled to a cash payment in lieu of such fractional shares;

         (d) Common stock issued pursuant to the reverse stock split will remain fully paid and non-accessible; and

         (e) The Company will continue to be subject to the periodic reporting requirements of the Securities and Exchange Act of 1934, as amended.

         FRACTIONAL SHARES. No script or fractional certificates will be issued in connection with the reverse stock split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by 5 will be entitled upon surrender of certificate(s) representing such shares to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the shareholder would otherwise be entitled by (b) the per share closing price of the Company's Common Stock on the day immediately prior to the effective time of the reverse stock split, as reported on the American Stock Exchange. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described above.

         Shareholders should be aware that, under the escheat laws of the various jurisdictions where shareholders reside, where the Company is incorporated and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

         If approved and effected, the reverse stock split will result in some shareholders owning "odd lots" of less than 100 shares of the Company's Common Stock. Brokers' commissions and other costs of transactions in odd lots are generally somewhat higher than costs of transactions in "round lots" of even multiples of 100 shares.

         AUTHORIZED SHARES. Upon the effectiveness of the reverse stock split, the number of authorized shares of Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of the Company's Common Stock issued and outstanding based on the reverse stock split ratio of 5 shares to 1 share. As of September 30, 2003, the Company had 30,000,000 shares of Common Stock authorized and 15,744,472 shares of Common Stock issued and outstanding. As a result of the reverse stock split the number of shares outstanding will be reduced to 3,148,894 shares of Common Stock, but will then increase to 8,397,051 after taking into account the Purchase by Dorman Industries of 5,248,257 shares of Common Stock and the number of authorized but not issued or outstanding shares of Common Stock will increase to 26,851,106 shares, or 21,602,949 shares after taking into account the Purchase by Dorman Industries. The Company will continue to have 30,000,000 authorized but unissued shares of preferred stock. Authorized but unissued shares will be available for issuance and the Company will issue 5,248,157 such shares in connection with the Purchase.

PROCEDURES FOR AFFECTING THE REVERSE STOCK SPLIT

         If the shareholders approve the Proposal to authorize the reverse stock split, the Company will file an Amendment to the Articles in the form of Annex A attached hereto, with the Michigan Department of Industry and Consumer Services. The reverse stock split will become effective upon the filing of the Amendment, which is referred to herein as "the effective time." Beginning at the effective time, each existing certificate will be deemed for all corporate purposes to evidence ownership of the post-split shares.

         The Company's transfer agent, Registrar and Transfer Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing the existing shares in exchange for certificates representing the post-split shares in accordance with the procedures to be set forth in a letter of transmittal the Company sends to its shareholders. No new certificates will be issued to a shareholder until such shareholder has surrendered such shareholders' outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. After the effective time, any existing certificates submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for post-split shares.

NO DISSENTERS' RIGHTS

         Under the Michigan Business Combination Act, the Company's shareholders are not entitled to dissenters' rights with respect to the reverse stock split, and the Company will not independently provide shareholders with such right.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

         The following is a summary of certain material federal income tax consequences of the reverse stock split. It does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non-resident alien individuals, brokers/dealers and tax exempt entities. This discussion is based on the provisions of the United States Federal Income Tax Law as of the date hereof, which is subject to change retroactively as well as prospectively. The summary also assumes that existing shares were and post-split shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. Each shareholder is urged to consult with such shareholder's own tax adviser with respect to the tax consequences of the reverse stock split.

         Other than the cash payment for fractional shares discussed below, no gain or loss should be recognized by a shareholder upon such shareholder's exchange of a certificate representing existing shares for a certificate representing post-split shares pursuant to the reverse stock split. The aggregate tax basis of the post stock split shares received in the reverse stock split (including any fraction deemed to have been received) will be the same as the shareholder's aggregate tax basis in the existing shares exchanged therefor. In general, shareholders who receive cash in exchange for their fractional share interests in the post stock split shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The shareholder's holding period for the post stock split shares will include the period during which the shareholder held the existing shares surrendered in the reverse stock split.

         The Company's view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISER WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

         The affirmative vote of a majority of all outstanding shares of the Company's Common Stock entitled to vote will be required for approval of this Proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL AUTHORIZING THE REVERSE STOCK SPLIT.

                                   PROPOSAL 4

                 PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION

PROPOSED AMENDMENTS

         Currently, the Company's Articles provide, among other things, that the name of the Corporation is Nematron Corporation.

         In order for Dorman Industries to proceed with the Purchase, it will be necessary to amend the Articles to provide as follows:

         The name of the Corporation will be changed from Nematron Corporation to Sandston Corporation.

         The text of the Amendments is set forth in Annex A to this Proxy Statement.

PURPOSE OF PROPOSED AMENDMENTS

         The proposed amendments are a condition to the consummation of the Purchase. Without such an amendment, Dorman Industries would not be able to operate the Company under the name of its choosing.

         While approval of these amendments is necessary for the consummation of the Purchase, the approval of the amendments does not in and of itself approve the Purchase. Thus, the approval of these amendments is conditioned upon and will only become effective simultaneously with the consummation of the Purchase.

VOTE REQUIRED; RECOMMENDATION OF BOARD OF DIRECTORS

         The affirmative vote of holders of a majority of all outstanding shares of the Company's Common Stock entitled to vote will be required for the approval of the Proposal to change the name of the Company. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO AMEND THE ARTICLES.


                                   PROPOSAL 5


                              ELECTION OF DIRECTORS

         If Proposals 1 and 2 are approved, the Board has nominated and recommends that you vote FOR, Daniel J. Dorman and Lawrence De Fiore as the Company's directors. Matthew S. Galvez, whose term expires in 2004, would also remain a director. Each of the nominated directors have indicated that he would serve, if elected, as a director. If Proposals 1 and 2 are approved, the Company will have three directors, not its current four, with each director being in one of the three classes of directors. Mr. Dorman's term will expire at the 2006 Annual Meeting of Shareholders, Lawrence De Fiore's term will expire at the 2005 Annual Meeting, and Mr. Galvez's term will continue to expire at the 2004 Annual Meeting.

         If Proposals 1 and 2 are not approved, the Company will continue to have four directors. The Board of Directors will also continue to be divided into three classes, consisting of two directors whose terms will expire in 2004, one director whose term will expire in 2005, and one director whose term will expire in 2006. If Proposals 1 and 2 are not approved, one director will be elected to a three-year term expiring in 2006, and one director will be elected to a two-year term expiring in 2005. The Board of Directors has nominated Ronald
C. Causley, for a new two-year term expiring in 2005, and Stephen E. Globus, for a new three-year term expiring in 2006. Messrs. Causley and Globus are currently serving as directors for the Company, and their current terms are expiring. Our Board of Directors anticipates that each of Mr. Causley and Mr. Globus will serve, if elected, as a director. However, if any person nominated by our Board is unable to accept election, proxies will be voted for the election of such other person or persons as our Board may recommend.

VOTE REQUIRED

         The affirmative vote of a plurality of the total votes represented at the meeting in person or by proxy and entitled to vote at the meeting is required for the election of a director. Votes may be cast for, or withheld from, any nominee. Votes cast for a nominee will count as "yes" votes. Abstentions and broker-non votes will be excluded entirely from the vote and will have no effect.

RECOMMENDATION OF BOARD OF DIRECTORS

         If, and only if, Proposals 1 and 2 are not approved, the Board of Directors unanimously recommends a vote FOR its nominees, Ronald C. Causley and Stephen E. Globus. If, and only if, Proposals 1 and 2 are not approved, proxies solicited by the Board will be voted for these nominees unless instructions to withhold or to the contrary are given.

INFORMATION REGARDING THE NOMINEES AND OTHER DIRECTORS

         The following biographical description contains information with respect to the Board nominees, Messrs. Dorman and Lawrence De Fiore. Mr. Galvez's information is provided below in the section entitled "Directors Whose Terms Expire in 2004."


DANIEL J. DORMAN

         Mr. Dorman has been the President of D.J. Dorman & Co., Inc. and its predecessor since 1989. D.J. Dorman & Co., Inc. identifies, structures, acquires and manages investments in private equity and buyout opportunities on behalf of several entities. Mr. Dorman is also Chairman and CEO of Dorman Industries, LLC which was recently organized to hold and manage interests in several operating companies. Mr. Dorman is a Director of Kux Manufacturing Company, a company he acquired from Mitsubishi Corporation, and which is a leader in building graphics and is a Director of The Rental Equipment Group, LLC, an equipment rental company with operations in the southeast and southwest United States.


LAWRENCE DE FIORE

         Mr. De Fiore has been a CPA for over 18 years and is currently a shareholder and officer of the CPA firm of De Fiore & Hallmann, P.C. In addition, Mr. De Fiore is a managing member of Spalding Capital, LLC, and serves on the Board of The Rental Equipment Group, LLC and a private equity fund. Mr. De Fiore has been active in over fifty transactions involving acquisitions and private investment as a principal and as a senior advisor to various Midwest based institutions and private families. Mr. De Fiore has extensive investment experience in financial due diligence, business valuation, ongoing portfolio management and strategic alliances. Mr. De Fiore graduated with honors from the Business School at Michigan State University and is licensed as a CPA in the state of Michigan.

         The following biographical descriptions contain information with respect to the nominees for election, in the event that Proposals 1 and 2 are not approved, or Messrs. Dorman or De Fiore are not elected. This information is furnished to the Company by each director or nominee.

NOMINEE FOR THE DIRECTOR WHOSE TERM WILL EXPIRE IN 2005

         Ronald C. Causley, 60, became a director in February 2002 when the Board appointed him to fill a vacancy on the Board. Mr. Causley is the President of A-OK Control Engineering, Inc. ("A-OK Controls"), an industrial controls design and application company and a wholly-owned subsidiary of Nematron. Mr. Causley is the founder of A-OK Controls, which was incorporated in 1976, and he has served as its President since inception.

NOMINEE FOR THE DIRECTOR WHOSE TERM WILL EXPIRE IN 2006

         Stephen E. Globus, 56, became a director in December 1998. He has been Chairman of the Board of Globus Growth Group, Inc., a New York City Business development company since 1984. He is also a director of Plasmaco, Inc., a flat computer screen manufacturer owned by Matsushita (Panasonic).

DIRECTORS WHOSE TERMS EXPIRE IN 2004

         Matthew S. Galvez, 47, became a director in August 1998 upon his joining the Company as its Chief Operating Officer. On October 1, 1998, Mr. Galvez was appointed President and Chief Executive Officer of the Company. Mr. Galvez served as Chief Executive Officer of ISDA & Co., a privately held apparel company, from June 1994 until June 1998. From 1990 until June 1994, Mr. Galvez was a director and Chief Financial Officer of Manufacturers Products Corporation, a supplier of stamped metal OEM parts to the automotive industry. In 1994 he became Chief Executive Officer of that company as well. Prior to 1990, Mr. Galvez was Executive Vice President - Corporate Operations and General Counsel to an industrial graphics translation software developer and served as an officer of two acquisition funds. Mr. Galvez serves a Director of Waltec Plastics Co. in Midland, Ontario, Canada.

         Joseph J. Fitzsimmons, 68, became a director in March 1997. Mr. Fitzsimmons served as Executive Officer of Nonprofit Enterprise at Work, a management support organization dedicated to assisting non-profit organizations, until he retired in 2002. Mr. Fitzsimmons is also a retired executive of Bell & Howell Company and of University Microfilms International ("UMI"), which has been acquired by another company subsequent to his retirement. UMI was a leading provider of technology services to libraries and other organizations regarding acquiring, preserving and distributing literature and a subsidiary of Bell & Howell. Mr. Fitzsimmons served as Corporate Vice President of Bell & Howell and as Chairman or President and Chief Executive Officer of UMI from March 1987 until he retired in June 1995.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         Board of Directors. The Board of Directors met 11 times during 2002 and took one action by written consent. Each current director who served during that period attended at least 75% of the total number of meetings of the Board and committees of the Board on which he served during that period, except that Mr. Globus missed four meetings of the Board. The Board has a standing Organization and Compensation Committee, Nominating Committee and Audit Committee.

         Organization and Compensation Committee. The Organization and Compensation Committee met four times during 2002. The Organization and Compensation Committee administers the Company's Long Term Incentive Plan and the 1993 Stock Option Plan, determines compensation issues for the Company's president, and determines compensation issues for non-employee directors that do not involve the Company's equity securities. The current members of the Organization and Compensation Committee are Messrs. Fitzsimmons (Chairman) and Globus.

         Nominating Committee. The Nominating Committee met twice during 2002. The Nominating Committee identifies and reviews potential members of the Board and nominates persons to the Board to serve as Board members. The members of the Nominating Committee are Messrs. Globus (Chairman), Causley and Fitzsimmons. The committee will consider board nominees recommended by shareholders and the procedures for nomination of directors by shareholders are described in the Company's bylaws and are briefly described in this Proxy Statement under "Shareholder Proposals for 2004 Annual Meeting."

Audit Committee. The Audit Committee met five times during 2002. The members of the Audit Committee are Messrs. Globus (Chairman) and Fitzsimmons. The Audit Committee is organized and conducts its business pursuant to a written charter adopted by the Board of Directors. The Audit Committee's primary function is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission; (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Audit Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board.


                             AUDIT COMMITTEE REPORT


REPORT OF THE AUDIT COMMITTEE

         In accordance with its charter, the Audit Committee provides assistance to the Board in fulfilling its responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices and the quality and integrity of the financial reports of the Company. Each Audit Committee member is "independent," as defined by the AMEX listing standards. The Audit Committee received from the independent auditors and reviewed a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements of the Company as of and for the year ended December 31, 2002. Based on the above-mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-KSB as of and for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Audit Committee:  Stephen E. Globus, Committee Chairman
                  Joseph J. Fitzsimmons, Executive Officers

EXECUTIVE OFFICERS

         The executive officers of the Company as of the date of this Proxy Statement are listed and described below. Executive officers of the Company serve at the pleasure of the Board of Directors.


Name                    Offices                               Age
----                    -------                               ---

Matthew S. Galvez       Chief Executive Officer               47

John H. Dunlap          Secretary and
                        Vice President - Marketing,           47


         See "Directors Whose Terms Expire in 2004" for information concerning Mr. Galvez.

         Mr. Dunlap has served as the Company's Secretary since July 2003 and as the Vice President -- Marketing since June 2003. Prior to joining the Company in October 2002, Mr. Dunlap was President of iAppliance LLC, a local technology startup. From 1998 to 2000, Mr. Dunlap served as Vice-President of Marketing at Xycom Automation. Prior to Xycom Automation, Mr. Dunlap owned and operated a microbrewery from 1996 to 1998. From 1989 to 1996, Mr. Dunlap was employed by Rockwell Automation - Intelligent Sensing Division, where he was responsible for the marketing and sales activities of their line of machine vision, bar code and RFID products. Prior to Rockwell Automation, Mr. Dunlap worked for Motorola and Owens-Illinois in various engineering and strategic marketing roles.

                        OTHER DISCLOSURES AND INFORMATION

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth information as of October 31, 2003 with respect to the beneficial ownership of Common Stock by each director and nominee for director, each executive officer named in the Summary Compensation Table under "Executive Compensation," all current directors and executive officers as a group and all other persons known by the Company to beneficially own more than 5% of its outstanding Common Stock (each, a "5% Owner"). Beneficial ownership includes shares that are directly owned or jointly owned, as well as shares over which the individual or entity has sole or shared investment or voting authority. Beneficial ownership also includes shares that the individual or entity has the right to acquire through the exercise of options or warrants (or any other right) within 60 days of October 31, 2003. Except as noted below, each shareholder exercises sole voting and investment power with respect to the shares beneficially owned.

                   Name               Number of Shares     Percent of Class (9)
                                     Beneficially Owned

Directors and Management:
         Ronald C. Causley               3,734,506(1)               19.81%
         Joseph J. Fitzsimmons           2,016,584(2)               11.36%
         Stephen E. Globus               1,285,235(3)                8.16%
         Matthew S. Galvez                 860,100(4)                5.18%
                                         7,896,425(5)               36.35%
All directors and executive
  officers as group (4 persons)

5% Owners:
         Hugo E. Braun                  99,845,920(6)               87.17%
         James A. Nichols                4,556,602(7)               24.87%
         J. Eric May, Trustee Under
         Declaration of Trust            1,493,425(8)                9.49%

Nominees for Directors
         Daniel J. Dorman                        0                      0%
         Lawrence De Fiore                       0                      0%


(1) The shares shown in the table for Mr. Causley include (i) 624,086 shares of Common Stock owned outright, (ii) options to purchase 30,000 shares of Common Stock, which are currently exercisable or are exercisable within sixty days under the Long-Term Incentive Plan; (iii) warrants to purchase a maximum of 250,000 shares of Common Stock issued in March 2002 in connection with the Company's issuance of subordinated notes and warrants; and (iv) rights to convert the principal amount of $125,000 of subordinated convertible notes and accrued interest thereon to 2,830,420 shares of Common Stock at the lowest closing price per share during the period that the note is outstanding ($0.05 in April 2003). Mr. Causley's address is 4375 Giddings Road, Auburn Hills, MI 48326.

(2) The shares shown in the table for Mr. Fitzsimmons include (i) 15,000 shares of Common Stock owned outright, (ii) options under the Directors Option Plan to purchase 21,164 shares of Common Stock, which are currently exercisable or are exercisable within sixty days; and (iii) warrants to purchase a maximum of 150,000 shares of Common Stock issued in March 2002 in connection with the Company's issuance of subordinated notes and warrants, and (iv) rights to convert the principal amount of $75,000 of subordinated convertible notes and accrued interest thereon to 1,830,420 shares of Common Stock at the lowest closing price per share during the period that the note is outstanding ($0.05 in April
         2003). Mr. Fitzsimmons' address is 5840 Interface Drive, Ann Arbor, MI 48103.


(3) The shares shown in the table for Mr. Globus include (i) 255,062 shares of Common Stock owned outright by Mr. Globus, (ii) 672,358 shares of Common Stock owned by companies and partnerships over which Mr. Globus exercises voting and investment power, (iii) 343,315 shares of Common Stock owned by certain relatives of Mr. Globus over which Mr. Globus exercises beneficial ownership, and (iv) options under the Directors Option Plan to purchase 4,500 shares of Common Stock, which are currently exercisable or are exercisable within sixty days. Mr. Globus' address is 44 West 24th Street, New York, NY 10010.

(4) The shares shown in the table for Mr. Galvez include (i) 100 shares of Common Stock owned outright, and (ii) options to purchase 860,000 shares of Common Stock, which are currently exercisable or are exercisable within sixty days. Mr. Galvez's address is 5840 Interface Drive, Ann Arbor, MI 48103.

(5) The shares shown in the table for all current directors and executive officers as a group include the shares described in footnotes (1) through (5).


(6) The shares shown in the table for Mr. Braun include (i) 1,050,000 shares of Common Stock owned by North Coast and Access Venture Fund L.P. ("North Coast"), of which Mr. Braun is a partner, (ii) currently exercisable warrants to purchase 500,000 shares of Common Stock pursuant to a warrant issued to North Coast in March 2001, (iii) currently exercisable warrants to purchase 7,723,000 shares of Common Stock pursuant to a warrant issued to North Coast in connection with issuances of subordinated debt and warrants under a $3 million borrowing arrangement between the Company and North Coast, (iv) rights to convert the principal amount of $750,000 of subordinated convertible notes and accrued interest thereon to 18,887,080 shares of Common Stock at the lowest closing price per share during the period that the notes are outstanding ($0.05 in April 2003), and (v) rights to convert the principal amount of $3,111,500 of subordinated convertible notes and accrued interest thereon to 71,685,840 shares of Common Stock at the lowest closing price per share during the period that the note is outstanding ($0.05 in April 2003) . If such warrants, rights and options were exercised, Mr. Braun would have sole voting rights and shared investment power with respect to the underlying shares. Mr. Braun's address is 206 South Fifth Avenue, Suite 550, Ann Arbor, MI 48104.

(7) The shares shown in the table for Mr. Nichols include (i) 1,733,704 shares of Common Stock owned outright, (ii) 244,451 shares of Common Stock owned by an investment club of which Mr. Nichols is a member,
         (iii) currently exercisable warrants to purchase 66,667 shares of Common Stock, and (iv) rights to convert the principal amount of $100,000 subordinated convertible notes and accrued interest thereon to 2,511,780 shares of Common Stock at the lowest closing price per share during the period that the note is outstanding ($0.05 in April 2003). Mr. Nichols' address is 3707 West Maple Road, Bloomfield Hills, MI 48301.

(8) The shares shown in the table for Mr. May, Trustee include 1,493,425 shares of Common Stock owned by J. Eric May, Trustee Under Declaration of Trust. Mr. May's address is c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, DE 19890.


(9) The number of shares and percentages have been determined as of October 31, 2003. At that date 15,744,472 shares of stock outstanding used in calculating the percentage ownership of a beneficial owner assumes that all options and warrants to acquire shares of Common Stock held by such beneficial owner (but not those held by any other person) that were exercisable on, or become exercisable within 60 days of, January 13, 2003 are exercised.


         In connection with the Purchase of the shares by Dorman Industries, all existing options and warrants to purchase the Company's stock will be cancelled.


         If Proposals 1 and 2 are approved by the shareholders, then upon the Purchase of Common Stock by Dorman Industries, an entity controlled by Mr. Dorman, Dorman Industries will own, on a fully diluted basis, in excess of 62.5% of the outstanding Common Stock of the Company. As noted, Dorman Industries will be paying the Company $50,000 for its shares of Common Stock. This will also enable Dorman Industries to cause the election of directors of its own choosing.


                             EXECUTIVE COMPENSATION

SUMMARY

         The following table sets forth information for the periods indicated concerning the aggregate compensation paid by the Company and its subsidiaries to the Company's President and Chief Executive, the Company's only executive officer whose salary and bonus exceeded $100,000 in the year ended December 31, 2002.

                           SUMMARY COMPENSATION TABLE


                                                                              Long Term
                                                Annual Compensation          Compensation         All Other
Name and                                     --------------------------         Awards           Compensation
Principal Position               Year        Salary ($)       Bonus ($)       Options (#)          ($) (1)
------------------               ----        ----------       ---------       -----------          -------
Matthew S. Galvez,               2002         $200,000           $-0-             -0-              $16,400
  Chief                          2001         $200,000           $-0-             -0-              $20,445
  Executive Officer              2000         $200,000           $-0-             -0-              $18,071


All Other Compensation in the table above includes the following:

                                       Housing             Auto             401(k) Plan
                                      Allowance          Allowance             Match            Total
                                      ---------          ---------             -----            -----
Mr. Galvez           2002              $8,600             $4,800              $3,000           $16,400
                     2001              $9,576             $4,800              $6,069           $20,445
                     2000              $7,715             $4,800              $5,556           $18,071

OPTION GRANTS DURING 2002

         There were no option grants during 2002.

         The following table provides information with respect to unexercised options held by Mr. Galvez as of December 31, 2002.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                             YEAR-END OPTION VALUES

                            NUMBER OF SECURITIES UNDERLYING           VALUE OF UNEXERCISED IN-THE-MONEY
                         UNEXERCISED OPTIONS AT DEC. 31, 2002            OPTIONS AT DEC. 31, 2002 ($)
                         ------------------------------------         -----------------------------------
       NAME              EXERCISABLE            UNEXERCISABLE         EXERCISABLE           UNEXERCISABLE
       ----              -----------            -------------         -----------           -------------
   Matthew S.              860,000                   -0-                  -0-                     -0-
   Galvez

         Value of unexercised in-the-money options is determined by multiplying the number of shares subject to the option by the difference between the closing price of the Common Stock on the American Stock Exchange at the end of 2002 and the option exercise price.

         Mr. Galvez did not exercise any options in the year ended December 31, 2002.

EMPLOYMENT CONTRACT

         Mr. Galvez was a party to an employment agreement with the Company that provided for an annual base salary through December 31, 2001 of $200,000, a housing allowance and an automotive allowance. That employment agreement has expired and the Company has not initiated a new agreement. By non-written agreement, the Company has extended the salary and allowances of Mr. Galvez on an annual basis since the expiration of the agreement.

COMPENSATION OF DIRECTORS

         Each director who is not an officer or employee of the Company is eligible to receive for his services as a director fee of $1,000 per meeting attended and $500 for each committee meeting attended. Committee chairmen receive an additional $250 for each committee meeting attended. The directors waived the director fees for meetings held during quarterly periods during which the Company reported a loss from operations, which were all quarters of the last three years. Directors who are officers or employees of the Company receive no additional compensation for their service as a director, although they are reimbursed for their reasonable travel expenses when meetings are held in a location other than the metropolitan area in which they reside.

         The Company has a 1993 Directors Stock Option Plan for its outside directors (the "Directors Plan"). Pursuant to the provisions of the Directors Plan, each outside director is automatically, and without discretion, awarded options to purchase 4,500 shares of Common Stock, with an exercise price equal to 110% of the fair market value per share on the grant date, beginning on the date of the Company's 2000 annual meeting of shareholders and every three years thereafter. The options are exercisable annually in increments of 33 1/3% beginning on the grant date, the first anniversary of the date of the grant and the second anniversary of the grant. All options granted under the Directors Plan expire on the fifth anniversary of the date the option was granted. The ability to exercise these options may be accelerated in the event of a change in control of the Company (as defined in the Directors Plan). No options were granted during 2002.

       CERTAIN RELATIONSHIPS WITH RELATED PARTIES AND RELATED TRANSACTIONS

10% CONVERTIBLE SUBORDINATED PROMISSORY NOTE -- MR. HUGO BRAUN, A FORMER
DIRECTOR

         In March 2001, the Company completed a sale of $1.2 million principal amount of Convertible Subordinated Promissory Notes and Warrants to purchase a total of 800,000 shares of Common Stock to certain accredited investors, including North Coast, of which Mr. Hugo Braun, a former director of the Company, is a partner. The Convertible Subordinated Promissory Notes, which are secured by a lien on the Company's assets and are subordinated in right of payment to any bank lender of the Company, bear interest at 10% and were due on August 31, 2001 (the "10% Notes"). The 10% Notes are currently due and payable. The 10% Notes are pre-payable at any time without penalty upon prior written notice as provided in the Notes.

         The holders of the 10% Notes are not permitted to transfer them without the Company's prior written consent. The holders of the 10% Notes could have converted the principal and accrued interest thereon into shares of a planned equity offering, if such offering was completed by August 31, 2001. After that, the principal and accrued interest thereon may be converted into shares of Common Stock. The number of shares of Common Stock issuable upon exercise of the 10% Notes is equal to (x) the sum of the principal and interest then due and payable, divided by (y) the Common Stock Conversion Price. The Common Stock Conversion Price was initially set at $0.30 and is adjusted to the lowest closing price of the Common Stock as quoted on the AMEX. If the closing price fell below $0.30 for five consecutive trading days. The lowest closing price of the Common Stock s traded on the AMEX during the period the Convertible Promissory Notes have been outstanding has been $0.05. Information concerning the 10% Notes and Warrants sold to North Coast is as follows:

      10% Notes purchased                                      $   750,000

      Warrants purchased                                           500,000


      Common Stock which may be obtained through
        exercise of the Conversion Option - $0.05 per share
                                                                18,382,200

      Interest accrued and unpaid -- 2001                      $    57,123
      Interest accrued and unpaid -- 2002                      $    70,358

         The proposed Net Asset Sale will result in the elimination of the 10% Notes.

14% CONVERTIBLE SUBORDINATED PROMISSORY NOTE -- MR. HUGO BRAUN, A FORMER
DIRECTOR

         In March 2002, the Company executed a Convertible Subordinated Promissory Note with North Coast, an entity in which Mr. Hugo Braun, a former director of the Company, is a partner. This note documented the terms of an agreement that was informally in place beginning in October 2001. The agreement has been modified through April 2003. The agreement provides for a maximum of $3,000,000 to be available to the Company as funds are needed and not otherwise available from the Company's senior bank lender or other sources. North Coast is under no obligation to fund the Company's advance request. The Convertible Subordinated Promissory Note, which is secured by a lien on the Company's assets and is subordinated in right of payment to any bank lender of the Company, bear interest at 14% and advances thereunder are due demand (the "14% Note"). Advances made under the 14% Note are pre-payable at any time, without penalty, upon prior written notice as provided in the 14% Note. North Coast is not permitted to transfer the 14% Note without the Company's prior written consent. Pursuant to the terms of the 14% Note, because the Company did not complete an equity financing pursuant to which it received gross proceeds of at least $1.5 million on or before August 31, 2002, the principal and interest due and payable under this Note may be converted by North Coast, in whole or in part, into shares of

Common Stock or Series A Preferred Stock of the Company beginning on September 1, 2002, upon at least three (3) business days prior written notice from North Coast to the Company and prior to the payment of the 14% Notes in full. The number of shares of Series A Preferred issuable upon exercise of the 14% Note's conversion option shall be equal to (x) the sum of the principal and interest then due and payable under the 14% Notes, divided by (y) $0.10. The number of shares of Common Stock issuable upon exercise of the conversion option shall be equal to (x) the sum of the principal and interest then due and payable under the 14% Note, divided by (y) the lowest price per share of the Company's Common Stock as traded on the AMEX, if such AMEX closing price for five consecutive trading days is below $0.18 per share.

         A summary of the terms of the Series A Preferred into which the debt and accrued interest thereon could be converted is as follows:

         DIVIDENDS: No dividends will be required to be paid by the Company. If any dividends are paid on the Company's Common Stock, the holders of the Series A Preferred shall be entitled to receive dividends in preference to any dividend on the Common Stock in an amount per share equal to or greater than any dividend paid on the Common Stock.

         LIQUIDATION PREFERENCE: In the event of any liquidation or winding up of the Company, the holders of the Series A Preferred shall be entitled to receive in preference to the holders of Common Stock an amount equal to the original issue price for the Series A Preferred Stock. Thereafter, any remaining liquidation proceeds will be distributed to the holders of the Series A Preferred and the Common Stock on a pro rata basis. A merger, consolidation or reorganization in which the shareholders of the Company own less than 50% of the voting power of the surviving company and any transaction or series of related transactions in which in excess of 50% of the Company's voting power is transferred shall be treated as a liquidation.

         CONVERSION: Each holder of Series A Preferred shall have the right to convert its shares at any time into shares of Common Stock at the initial conversion rate of 1:1. The conversion rates shall be subject from time to time to anti-dilution adjustments as set forth below.

         VOTING RIGHTS: The holder of each share of Series A Preferred shall have the right to that number of votes equal to the number of shares of Common Stock issuable upon conversion of the Series A Preferred. The Series A Preferred shall vote with Common Stock on all matters except as specifically provided herein or as otherwise required by law.

         BOARD OF DIRECTORS: The holders of the Series A Preferred shall have the right to elect one member to the Company's Board of Directors. If the holders of the Series A Preferred choose not to exercise this right, the Series A Preferred shall vote with Common Stock in the election of directors.

         PROTECTIVE PROVISIONS: The consent of a majority in interest of the Series A Preferred will be required to (a) purchase or redeem any Common Stock or Preferred Stock, (b) authorize or issue any senior or parity securities, (c) declare or pay dividends on or make any distribution on account of the Common Stock, (d) merge, consolidate or sell or assign all or substantially all of the Company's assets, (e) increase or decrease authorized Preferred Stock and (f) amend the Company's Articles to change the rights, preferences, privileges or limitations of any Preferred Stock.

         ANTI-DILUTION: The conversion price for the Series A Preferred shall be subject to proportional anti-dilution protection for stock splits, stock dividends, etc. In the event that the Company issues additional shares of Common Stock or Common Stock equivalents (other than shares issues to officers or employees of the Company pursuant to plans approved by the Company's board of directors) at a purchase price less than the applicable Series A Preferred conversion price, the Series A Preferred conversion price shall be adjusted to that same lower purchase price.

         RIGHTS OF FIRST REFUSAL: Each holder of Series A Preferred shall have the right to participate in any Company financing up to its pro-rata ownership.

         INFORMATION RIGHTS: Holders of Series A Preferred Stock shall have the right to receive annual and quarterly financial statements and an annual business plan.

Information concerning the 14% Notes and Warrants sold to North Coast is as follows:



Advances made under the 14% Note purchased through September 2003      $ 3,111,500

Warrants purchased through September 2003                                5,825,000

Series A Preferred Stock issuable upon conversion of the 14% Note       70,408,740

Interest accrued and unpaid on Subordinated Promissory Notes:

   In 2001                                                             $     5,370
   In 2002                                                             $    72,058


         The proposed Net Asset Sale will result in the elimination of the 14% Note.

8% CONVERTIBLE SUBORDINATED PROMISSORY NOTE -- MR. RONALD C. CAUSLEY AND MR. JOSEPH J. FITZSIMMONS, DIRECTORS

         In March 2002, the Company completed a sale of $200,000 principal amount of Convertible Subordinated Promissory Notes and Warrants to Ronald C. Causley and Joseph J. Fitzsimmons, directors of the Company. The Convertible Subordinated Promissory Notes, which are secured by a second lien on the Company's assets and are subordinated in right of payment to the Company's bank lender, bear interest at 8% and were due on October 31, 2002 (the "8% Notes"). The Company did not repay the 8% Notes and the agreement was amended and the warrant conversion price and the conversion rights were modified to the same terms as the 14% Notes to North Coast discussed above. The 8% Notes may be prepaid at any time without penalty upon prior written notice. The holders of the 8% Notes are not permitted to transfer them without the Company's prior written consent. Information concerning the 8% Notes and Warrants sold to Mr. Causley and Mr. Fitzsimmons is as follows:

                                                                                  Ronald C.          Joseph J.
                                                                                   Causley         Fitzsimmons
                                                                                  ---------        -----------
Convertible Subordinated Promissory Notes purchased                                $125,000          $ 75,000

Warrants purchased                                                                  198,863           119,318

Series A Preferred Stock issuable upon conversion of the Convertible
   Subordinated Promissory Notes

Interest accrued and unpaid on Convertible Subordinated Promissory                 $  8,192          $  4,569
   Notes in 2002

         The proposed Net Asset Sale will result in the elimination of the 8% Notes.

ACQUISITION DEBT -- MR. RONALD C. CAUSLEY, A DIRECTOR

         Pursuant to the terms of a Purchase Agreement by and between the Company, A-OK Controls Engineering, Inc. and Ronald C. Causley dated June 30, 2000 under which the Company purchased 100% of the equity of A-OK Controls Engineering, Inc. from its sole shareholder, Mr. Causley on that date, Nematron agreed to pay the final cash installment related to the purchase price within 60 days of closing. Such amount, totaling $351,867, was not paid and has accrued interest at 9% per annum since that date. Interest accrued and unpaid during 2001 and 2002 was $34,521 and $37,759, respectively. Total accrued and unpaid interest due to Mr. Causley as of December 31, 2002 is $88,414.

OPERATING LEASES -- MR. RONALD C. CAUSLEY, A DIRECTOR

         Pursuant to ten-year operating leases, the Company leases its Auburn Hills and Saginaw, Michigan system integration offices from Mr. Ronald C. Causley, the president of A-OK Controls Engineering, Inc. and a director of the Company. Management believes that these leases, which were executed prior to the Company's acquisition of A-OK Controls in 2000, represent fair market lease rates. Lease expense on these related party leases totaled approximately $398,000 in 2001 and approximately $493,000 in 2002. The lease on the Saginaw facility requires monthly lease payments of $3,150 through January 2009, and the lease on the Auburn Hills facility requires monthly lease payments of $30,000 through May 2008. Minimum lease payments through the expiration dates of the leases total $2,210,000.

INTEREST OF HUGO BRAUN, A FORMER DIRECTOR, IN THE NET ASSET SALE


         Mr. Hugo Braun, a former director of the Company and a partner in North Coast, is expected to be a shareholder, directly or indirectly, in the Purchaser, and one of its directors.


INTEREST OF DANIEL J. DORMAN IN THE NET ASSET SALE

         Daniel J. Dorman, a nominee for election as director, is the Chairman and Chief Executive Officer of Dorman Industries, LLC, the entity seeking approval to purchase, after the 5 for 1 reverse stock split, 5,248,157 million shares of the Company's Common Stock, or approximately 62.5% of the Company's outstanding Common Stock on a fully diluted basis for $50,000.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Act of 1934 requires all Company executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of their ownership and changes in their ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Specific due dates for these reports have been established and the Company is required to report any delinquent filings and failures to file such reports.

         Based solely on its review of the copies of such reports received by it and written representations of its executive officers and incumbent directors, the Company believes that during the year ended December 31, 2002, all filing requirements under Section 16(a) applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

                  SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

         Shareholder proposals intended to be presented at the 2004 annual meeting of shareholders which are eligible for inclusion in the Company's Proxy Statement for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than January 29, 2004 if they are to be included in the Company's Proxy Statement relating to that meeting. Such proposals should be addressed to the Secretary at the Company's principal executive offices and should satisfy the requirements applicable to shareholder proposals contained in the Company's bylaws.

         In addition to applicable Securities and Exchange Commission rules for inclusion of shareholder proposals in the Company's Proxy Statement, the Company's bylaws provide that, in order for a shareholder proposal or nomination to be properly brought before the Annual Meeting, written notice of such proposal or nomination must be received by the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting. If the meeting date has been advanced by more than 30 days or delayed by more than 60 days from such anniversary date, then such proposal must be received by the Company not less than 60 days nor more than 90 days before the upcoming annual meeting or not later than 10 days after the day of the public announcement of the date of such meeting, in accordance with the procedures set forth in the Company's Bylaws, in order to be brought properly before the Annual Meeting. The Company also expects the persons named as proxies for the 2003 annual meeting of shareholders to use their discretionary voting authority, to the extent permitted by applicable law, with respect to any proposal presented at that meeting by a shareholder who does not provide the Company with written notice of such proposal during the 120-day period provided for in the Company's Bylaws.

                     INDEPENDENT PUBLIC ACCOUNTANTS AND FEES

GENERAL

         Grant Thornton LLP, independent public accountants, has audited the consolidated financial statements of the Company and its subsidiaries since 1997. The Audit Committee has not yet completed its evaluation of the 2002 audit process. As a result, the selection of the independent accountants to audit the financial statements of the Company for 2003 will be made at a later date. Representatives from Grant Thornton LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

AUDIT FEES

         Grant Thornton LLP billed the Company aggregate fees of $63,600 for professional services rendered for the audit of the Company's 2002 financial statements and for reviews of the three quarterly reports on Forms 10-QSB in 2002.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Grant Thornton LLP did not render any services relating to financial information design and implementation projects in 2002.

ALL OTHER FEES

         Grant Thornton LLP billed the Company $25,000 relating to filing several years of amended state tax returns and $4,000 for professional services rendered for the audit of the Company's 401(k) plan. The Audit Committee of the Board of Directors considered the services listed above to be compatible with maintaining the independence of Grant Thornton LLP.

                                  OTHER MATTERS

         The Board of Directors is not aware of any matters to be presented for action at the annual meeting other than those described in this proxy statement. If any other matters are duly presented, proxies will be voted on those matters in accordance with the judgment of the proxy holders.

                             ADDITIONAL INFORMATION

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and we file reports, proxy statements, and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.

         Public filings are also available to the public from commercial document retrieval services and at the Internet web site maintained by the SEC at http:/www.sec.gov.

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SEC, WILL BE SENT TO ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST SENT TO THE COMPANY'S EXECUTIVE OFFICES:
NEMATRON CORPORATION, INVESTOR SERVICES, 5840 INTERFACE DRIVE, ANN ARBOR, MICHIGAN 48103.

                      INFORMATION INCORPORATED BY REFERENCE

         The information under the following items of the Company's Form 10-KSB for the year ended December 31, 2002 is incorporated in this proxy statement by reference:

Item 6 - Management's Discussion and Analysis or Plan of Operation

Item 7 - Financial Statements

       ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE
           ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

               THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

                                                                         ANNEX A


                                     FORM OF
            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

1.       The present name of the corporation is: Nematron Corporation.

2.       The identification number assigned by the Bureau is: 333652.

3. Article I of the Articles of Incorporation is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE 1

The name of the Corporation is Sandston Corporation.

4. The following language is hereby added to the end of Article III of the Articles of Incorporation:

         Effective at 5:00 p.m., Detroit, Michigan time on the date of filing of this Certificate of Amendment with the State of Michigan, every five outstanding shares of Common Stock will be combined into and automatically become one share of outstanding Common Stock of the Corporation. The Corporation will not issue fractional shares on account of the foregoing reverse stock split; all shares that are held by a shareholder as of the effective date hereof shall be aggregated and each fractional share resulting from the reverse stock split after giving effect to such aggregation shall be cancelled.

         In lieu of any interest in a fractional share to which a shareholder would otherwise be entitled as a result of such reverse stock split, such shareholder will be paid a cash amount for such fractional shares equal to the product obtained by multiplying (a) the fraction to which the shareholder would otherwise be entitled by (b) the per share closing price of the Corporation's Common Stock on the day immediately prior to the effective time of the reverse stock split, as such price is reported on the American Stock Exchange.


5. The foregoing amendment to the Articles of Incorporation was duly adopted on the _____ day of _________________, 200____, at a meeting of the shareholders, where the necessary votes were cast in favor of the amendment.

Signed this _______ day of __________________, 200___.


By:  __________________________

Its: ___________________________

                                      PROXY

                              NEMATRON CORPORATION

                      THIS PROXY IS SOLICITED ON BEHALF OF
                 THE BOARD OF DIRECTORS OF NEMATRON CORPORATION


The undersigned hereby constitutes and appoints Matthew S. Galvez and David P. Gienapp, and each of them, attorneys, agents and proxies with power of substitution to vote as designated below all of the shares of Common Stock of Nematron Corporation (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at Nematron Corporation, 5840 Interface Drive, Ann Arbor, Michigan on __________________ at 10:00 a.m., local time, and at any adjournments thereof, upon the matters set forth below, all of which are proposed by the Company.

This Proxy, when properly executed, will be voted in the manner directed; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH IN SUCH PROXY STATEMENT, AND FOR DANIEL J. DORMAN AND LAWRENCE DE FIORE FOR ELECTION AS DIRECTORS. In their discretion, the persons named herein as proxies are also hereby authorized to vote, to the extent permitted by applicable law, upon such other matters as may properly come before the meeting, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement dated _______________________, is unable to serve or, for good cause, will not serve.


         (TO BE SIGNED ON REVERSE SIDE)

PROPOSAL 1: APPROVAL TO SELL ALL THE ASSETS OF THE CORPORATION FOR TOTAL CONSIDERATION OF EQUAL TO OR GREATER THAN ALL THE LIABILITIES OF THE CORPORATION INCLUDING THE SENIOR DEBT, THE SUB-DEBT AND THE ACCOUNTS PAYABLE:

                [ ] FOR          [ ] AGAINST               [ ] ABSTAIN

PROPOSAL 2: APPROVAL TO SELL 5,248,257 SHARES TO DORMAN INDUSTRIES, LLC. THIS PROPOSAL IS CONDITIONED ON THE APPROVAL OF PROPOSALS 1, 3, 4, AND THE FIRST ALTERNATIVE OF PROPOSAL 5:

                [ ] FOR          [ ] AGAINST               [ ] ABSTAIN

PROPOSAL 3:  APPROVAL OF A FIVE TO ONE REVERSE STOCK SPLIT.

                [ ] FOR          [ ] AGAINST               [ ] ABSTAIN


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

PROPOSAL 4: APPROVAL TO AMEND THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO SANDSTON CORPORATION.

                [ ] FOR          [ ] AGAINST               [ ] ABSTAIN

PROPOSAL 5:  ELECTION OF DIRECTORS:

Alternative 1: Daniel J. Dorman and Lawrence De Fiore

                [ ] FOR          [ ] WITHHOLD             [ ] FOR ALL EXCEPT

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE INDIVIDUAL NOMINEES, MARK "FOR ALL EXCEPT" AND WRITE THE NAME OF EACH SUCH NOMINEE ON THE LINE BELOW.)

------------------------------------------------------------------------------

Alternative 2: Ronald C. Causley and Steven E. Globus

                [ ] FOR          [ ] WITHHOLD             [ ] FOR ALL EXCEPT

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE INDIVIDUAL NOMINEES, MARK "FOR ALL EXCEPT" AND WRITE THE NAME OF EACH SUCH NOMINEE ON THE LINE BELOW.)

------------------------------------------------------------------------------

YOU SHOULD VOTE WITH RESPECT TO BOTH ALTERNATIVES SINCE WE WILL NOT KNOW AT THE TIME YOU VOTE WHETHER PROPOSALS 1 AND 2 ARE APPROVED, BOTH OF WHICH MUST BE APPROVED FOR MESSRS. DORMAN AND DE FIORE TO AGREE TO SERVE AS DIRECTORS. PLEASE NOTE, HOWEVER, THAT ALTERNATIVE 2 WILL ONLY BE CONSIDERED IF PROPOSALS 1 AND 2 ARE NOT APPROVED.


The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated _____________________ and the 2002 Annual Report to Shareholders and ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.


Please sign this Proxy exactly as your name(s) appear(s) on this Proxy. If the stock is registered in the names of two or more persons, each must sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY IN THE SPACE BELOW.


SIGNATURE(S)                                         DATE
              ------------------------------------         ---------------------

SIGNATURE(S)                                         DATE
              ------------------------------------         ---------------------


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